Exhibit 99.1 - Explanation of Responses

     (1) This Form 4 is filed on behalf of Warburg Pincus Private Equity VIII, L.P., a Delaware limited partnership ("WP VIII"), Warburg Pincus Partners, LLC, a New York limited liability company ("WPP LLC"), Warburg Pincus & Co., a New York general partnership ("WP"), and Warburg Pincus LLC, a New York limited liability company ("WP LLC"), William H. Janeway, and Jeffrey A. Harris (together with WP VIII, WPP LLC, WP and WP LLC, and William H. Janeway the "Reporting Persons"). WPP LLC, which is a subsidiary of WP, is the sole general partner of WP VIII. WP LLC manages WP VIII. WP is the managing member of WPP LLC. Charles R. Kaye and Joseph P. Landy are each Managing General Partners of WP and Co-Presidents and Managing Members of WP LLC.

     (2) All of the shares of common stock, par value $0.001 per share (the "Common Stock"), of Nuance Communications Inc., a Delaware corporation formerly known as ScanSoft, Inc. (the "Company"), and Warrants to buy Common Stock of the Company ("Warrants") that are reported herein as acquired on January 29, 2009, relate to the execution of the transactions contemplated in a Purchase Agreement, dated January 13, 2009 (the "2009 Purchase Agreement"), by and among Warburg Pincus Private Equity X, L.P., a Delaware limited partnership ("WP X"), Warburg Pincus X Partners, L.P., a Delaware limited partnership ("WPP X" and, together with WP X, the "WP X Funds", and together with WP VIII the "Funds") and the Company. Pursuant to the 2009 Purchase Agreement the WP X Funds acquired from the Company 17,395,626 shares of Common Stock and 3,862,422 Warrants to buy Common Stock. Of the shares of Common Stock of the Company acquired pursuant to the 2009 Purchase Agreement, WP X directly beneficially owns 16,856,362 shares, which it acquired at an aggregate purchase price of $169,575,001.72 and WPP X directly beneficially owns 539,264 shares, which it acquired at an aggregate purchase price of $5,424,995.84. Of the Warrants acquired pursuant to the 2009 Purchase Agreement, WP X directly beneficially owns approximately 3,742,687 Warrants, which it acquired at an aggregate purchase price of $233,917.94, and WPP X directly beneficially owns 119,735 Warrants, which it acquired at an aggregate purchase price of $7,483.44. The shares of Common Stock, the Warrants and the shares of Common Stock issuable upon the exercise of the Warrants are collectively referred to herein as the "Securities". By reason of the provisions of Rule 16a-1 ("Rule 16a-1"), of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), Warburg Pincus X, L.P., a Delaware limited partnership and the sole general partner of the WP X Funds ("WP X LP"), Warburg Pincus X, LLC, a Delaware limited liability company and the sole general partner of WP X LP ("WP X LLC"), WP VIII, WPP LLC, WP, WP LLC, Mr. Kaye and Mr. Landy may be deemed to be beneficial owners of an indeterminate portion of the Securities that may be deemed to be beneficially owned by the WP X Funds. WP X LP, WP X LLC, WPP LLC, WP, WP LLC, Mr. Kaye and Mr. Landy may be deemed to have an indirect pecuniary interest in an indeterminate portion of the Securities that may be deemed to be beneficially owned by the WP X Funds. WP VIII has no pecuniary interest in any portion of the Securities that may be deemed to be beneficially owned by the WP X Funds.

     Prior to January 29, 2009, WP VIII had a contractual right to designate two directors to the Board of Directors of the Company. William H. Janeway and Jeffrey A. Harris became directors of the Company on April 8, 2004 and September 15, 2005, respectively. Mr. Janeway and Mr. Harris were the WP VIII designees to the Board of Directors of the Company. Mr. Janeway is a General Partner of WP and a Member and Senior Advisor of WP LLC. Mr. Harris is a General Partner of WP and a Member and a Managing Director of WP LLC. As such, Mr. Janeway and Mr. Harris may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 under the Exchange Act) in an indeterminate portion of the Securities beneficially owned by the WP X Funds, WP X LP, WP X LLC, WP VIII, WPP LLC, WP, WP LLC. Mr. Janeway and Mr. Harris each also beneficially own 45,000 shares of restricted common stock of the Company that were issued to them in their capacity as directors of the Company. In addition, Mr. Janeway beneficially owns options to acquire 80,000 shares of common stock of the Company and Mr. Harris beneficially owns options to acquire 50,000 shares of common stock of the Company, which options were issued to them in their capacity as directors of the Company. As of January 29, 2009, WP VIII has a right to appoint only one director. As such, Mr. Janeway is the sole WP VIII designee to the Board of Directors of the Company.

     Each of WP VIII, WP X LP, WP X LLC, WPP LLC, WP, WP LLC, Mr. Kaye, Mr. Landy, Mr. Janeway and Mr. Harris disclaim beneficial ownership of all shares of the Securities that may be deemed to be beneficially owned by the WP X Funds, except to the extent of any indirect pecuniary interest therein. The WP X Funds, WP VIII, WP X


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LP, WP X LLC, WPP LLC, WP, WP LLC, Mr. Kaye and Mr. Landy disclaim beneficial ownership of all the Securities that may be deemed to be beneficially owned by Mr. Harris and Mr. Janeway, except to the extent of any indirect pecuniary interest therein, and each of the Funds disclaims beneficial ownership of all Securities that may be deemed to be owned by the other Funds. This Form 4 shall not be deemed an admission that any Reporting Person or any other person referred to herein is a beneficial owner of any Securities for purposes of
Section 16 of the Exchange Act or for any other purpose or that any Reporting Person or other person has an obligation to file this Form 4. The WP X Funds, WP X LP and WP X LLC are filing a Form 3 on the date hereof.

     WP VIII, WPP LLC and WP are directors-by-deputization solely for purposes of Section 16 of the Exchange Act.